MASTER LEASE


   THIS MASTER LEASE (this "Lease") is made as of September 6, 2000 (the "Effective Date"), by and between SHONEY'S PROPERTIES GROUP 1, LLC, a Delaware limited liability company ("Lessor"), whose address is 1727 Elm Hill Pike, Nashville, Tennessee 37219, and SHONEY'S, INC., a Tennessee corporation ("Lessee"), whose address is 1727 Elm Hill Pike, Nashville, Tennessee 37219.

                            W I T N E S S E T H:

   THAT, in consideration of the mutual covenants and agreements herein contained, Lessor and Lessee hereby covenant and agree as follows:

   1. CERTAIN DEFINED TERMS. The following terms shall have the following meanings for all purposes of this Lease:

   "ADA" has the meaning set forth in Section 16.C.

   "ADDITIONAL RENTAL" has the meaning set forth in Section 5.B.

   "AFFILIATE" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

   "APPLICABLE REGULATIONS" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of each Governmental Authority having jurisdiction over Lessee and/or any of the Properties, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements and all applicable standards of the National Board of Fire Underwriters and the ADA, in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment applicable to Lessee.

   "APPLICABLE RENT REDUCTION PERCENTAGE" means, with respect to any Property, a fraction, the numerator of which shall be the original principal balance of the Note corresponding to such Property, and the denominator of which shall be the sum of all of the original principal balances of the Notes corresponding to all of the Properties then subject to this Lease, including such Property.

   "AMENDED AND RESTATED MASTER LEASE" has the meaning set forth in
Section 24.

   "BASE ANNUAL RENTAL" means ONE MILLION ONE HUNDRED NINETY-TWO
THOUSAND SEVEN HUNDRED NINETY-NINE AND 88/100 DOLLARS ($1,192,799.88).


   "BASE MONTHLY RENTAL" means an amount equal to 1/12 of the applicable Base Annual Rental.

   "BUSINESS DAY" means any day on which national banks are not required or authorized to remain closed.

   "CASUALTY" has the meaning set forth in Section 21 of this Lease.

   "CODE" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

   "DE MINIMIS AMOUNTS" means, (i) with respect to any presence, Release or Threatened Release of Hazardous Materials, those quantities of Hazardous Materials in any form or combination of forms, which do not constitute a violation requiring regulation or remediation under any Environmental Laws in the State in which the affected Property is located, and (ii) with respect to the use or storage of Hazardous Materials in or upon the Properties, those quantities of Hazardous Materials customarily employed in the ordinary course of, or associated with the operation of a Permitted Facility and used or stored in compliance with Environmental Laws.

   "DEFAULT RATE" means 18% per annum or the highest rate of interest permitted by law, whichever is less.

   "DISCLOSURES" has the meaning set forth in Section 8.B.

   "EFFECTIVE DATE" has the meaning set forth in the Preamble.

   "ENVIRONMENTAL CONDITION" means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or surrounding any of the Properties, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against Lessor, Lessee or Lender by any third party (including, without limitation, any Governmental Authority), including, without limitation, any condition resulting from the operation of Lessor's or Lessee's business at the Properties and/or the operation of the business of any other property owner or operator in the vicinity of any of the Properties and/or any activity or operation formerly conducted by any Person on or off the Properties.

   "ENVIRONMENTAL INSURER" means American International Specialty Lines Insurance Company or such other environmental insurance company as Lessor may select.

   "ENVIRONMENTAL LAWS" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to Hazardous Materials and/or the protection of human health or the environment, by reason of a Release or a Threatened Release of Hazardous Materials or relating to liability for or costs of Remediation or prevention of Releases. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations, rulings, orders or decrees promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues:

the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the property; requiring notification or disclosure of Releases or other environmental condition of any of the Properties to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Materials in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to Hazardous Materials; and relating to wrongful death, personal injury or property or other damage in connection with the physical condition or use of any of the Properties by reason of the presence of Hazardous Materials in, on, under or above any of the Properties.

   "ENVIRONMENTAL LIENS" has the meaning set forth in Section 16.D(ix).

   "ENVIRONMENTAL POLICIES" means the environmental insurance policy or policies, as applicable, issued by Environmental Insurer to Lessor with respect to the Properties, if any, which Environmental Policies shall be in form and substance satisfactory to Lessor in its sole discretion.

   "EVENT OF DEFAULT" has the meaning set forth in Section 23.

   "GAAP" means generally accepted accounting principles in the United States, at the time at which the information affected by these principles was prepared, consistently applied.

   "GOVERNMENTAL AUTHORITY" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, the States or any political subdivision thereof.

   "HAZARDOUS MATERIALS" means (i) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (ii) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product; (iii) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes," "regulated substances" or words of similar import under any Environmental Laws; and (iv) any other chemical, material, gas or substance the exposure to or release of which is or may be prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over any of the Properties or the operations or activity at any of the Properties, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of any of the Properties or the owners and/or occupants of property adjacent to or surrounding any of the Properties.

   "INDEMNIFIED PARTIES" means Lessor, Environmental Insurer and Lender and their directors, officers, shareholders, trustees, beneficial owners, partners, members, and any directors, officers, shareholders, trustees, beneficial owners, partners, members of any beneficial owners, partners or members of Lessor, Environmental Insurer or Lender, and all employees, agents, servants, representatives, contractors, subcontractors, Affiliates, subsidiaries, participants, successors and assigns of any of the foregoing, including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the assets and business of Lessor, Environmental Insurer or Lender, as applicable.

   "LEASE TERM" shall have the meaning described in Section 4.

   "LENDER" means FFCA FUNDING CORPORATION, a Delaware corporation, its successors and assigns, any successor lender in connection with any loan secured by Lessor's interest in any of the Properties, and any servicer of any loan secured by Lessor's interest in any of the Properties, including, without limitation, Franchise Finance Corporation of America, a Delaware corporation.

   "LESSEE ENTITIES" means, collectively, Lessee and all Affiliates of Lessee.

   "LESSEE LOAN AGREEMENT" means that certain loan agreement dated as of the date of this Lease between FFCA Funding Corporation, a Delaware corporation, and Lessee, as the same may be amended from time to time.

   "LESSEE LOAN DOCUMENTS" means, collectively, the Lessee Loan
Agreement and all other agreements and instruments between or by Lessee and, or for the benefit of, FFCA Funding Corporation, a Delaware corporation, and executed pursuant to the Lessee Loan Agreement, as the same may be amended from time to time.

   "LESSOR ENTITIES" means, collectively, Lessor, Related Lessors and all Affiliates of Lessor or any Related Lessor.

   "LICENSE AGREEMENT" means the license agreement dated as of the date of this Lease between Lessor and Lessee, pursuant to which Lessee will grant Lessor a license to use the trade name and trademarks of Lessee and to operate the Properties as Shoney's restaurants upon the terms and conditions set forth therein, as the same may be amended from time to time.

   "LOAN AGREEMENT" means the Loan Agreement dated as of the date of this Lease between Lessor and Lender, as such Loan Agreement may be amended from time to time and any and all replacements or substitutions thereof.

   "LOAN DOCUMENTS" means, collectively, the Loan Agreement, the Notes, the Mortgages and all other documents, instruments and agreements executed in connection therewith, all as amended and supplemented and any and all replacements or substitutions thereof.

   "LOAN POOL" means:

          (i) in the context of a Securitization, any pool or group of Loans that are a part of such Securitization;

          (ii) in the context of a Transfer, all Loans which are sold, transferred or assigned to the same transferee; and

          (iii)in the context of a Participation, all Loans as to which participating interests are granted to the same participant.

   "LOSSES" means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including, without limitation, reasonable attorneys' fees, court costs and other costs of defense).

   "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) any Premises, including, without limitation, the operation of any of the Premises as a Permitted Facility and/or the value of any of the Premises or (ii) Lessee's ability to perform its obligations under this Lease or any of the other Loan Documents.

   "MEMORANDUM" means the memorandum of master lease dated as of the date of this Lease between Lessor and Lessee with respect to the Properties. A duplicate original Memorandum will be executed and recorded in the applicable real property records for each Property. Each Memorandum will contain exhibits with the addresses and store identification numbers for all of the Properties and the legal description for the applicable Property.

   "MORTGAGES" means, collectively, the mortgages, deeds of trust or deeds to secure debt, assignments of rents and leases, security agreements and fixture filings dated as of the date of this Lease executed by Lessor for the benefit of Lender with respect to the Properties, as such instruments may be amended, restated and/or supplemented from time to time and any and all replacements or substitutions thereof.

   "NOTES" means, collectively, the promissory notes dated as of the date of this Lease executed by Lessor and payable to Lender evidencing a loan with respect to the Properties, as such Notes may be amended, restated and/or substituted from time to time.

   "OTHER AGREEMENTS" means, collectively, all agreements and instruments now or hereafter entered into between, among or by (1) any of the Lessee Entities, and, or for the benefit of, (2) any of the Lessor Entities, including without limitation, the Related Leases; provided, however, the term Other Agreements shall not include this Lease.

   "PARTICIPATION" means the granting of any participations in any document evidencing loan obligations or any or all servicing rights with respect thereto.

   "PERMITTED FACILITY" means a Shoney's restaurant; provided, however, up to two (2) of all of the Properties may be operated as another nationally or regionally recognized restaurant concept.

   "PERSON" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

   "PERSONALTY" means all machinery, appliances, furniture, equipment, trade fixtures and other personal property now or hereafter located on the Premises; provided, however, the term "Personalty" shall not include the HVAC, walk-in coolers, walk-in freezers, supply fans, exhaust fans, air ducts, hoods, vents, built-in sinks, built-in countertops, plumbing and electrical fixtures, sign poles and lighting poles, all of which items are intended to be fixtures as such term is used within the definition of "Properties".

   "PROPERTIES" means, collectively, the parcel or parcels of real estate described by address, Lessor Number and Unit Number in Exhibit A attached hereto and legally described in Exhibit A-1 attached hereto, all rights, privileges and appurtenances associated therewith, and all buildings, fixtures and other improvements now or hereafter located on such real estate (whether or not affixed to such real estate).

   "PROPERTY" means any one of the Properties.

   "QUESTIONNAIRES" means the environmental questionnaires completed by Lessee with respect to the properties and submitted to Environmental Insurer in connection with the issuance of the Environmental Policies.

   "RELATED LEASES" means, collectively, those certain master leases dated as of the date of this Lease between any of the Related Lessors, as lessor, and Lessee, as lessee.

   "RELATED LESSORS" means, collectively, Shoney's Properties Group 2,
LLC, a Delaware limited liability company, Shoney's Properties Group 3, LLC, a Delaware limited liability company, Shoney's Properties Group 4, LLC, a Delaware limited liability company, Shoney's Properties Group 5, LLC, a Delaware limited liability company and Shoney's Properties Group 6, LLC, a Delaware limited liability company.

   "RELEASE" means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials other than in De Minimis Amounts.

   "REMEDIATION" means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Materials, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials.

   "SECTION 16.F ASSESSMENTS" has the meaning set forth in Section 16.F.

   "SECURITIZATION" means one or more sales, dispositions, transfers or assignments by Lender or any Affiliate of Lender to a special purpose corporation, trust or other entity identified by Lender or any Affiliate of Lender of notes evidencing obligations to repay secured or unsecured loans owned by Lender or any Affiliate of Lender (and, to the extent applicable, the subsequent sale, transfer or assignment of such notes to another special purpose corporation, trust or other entity identified by Lender or any Affiliate of Lender), and the issuance of bonds, certificates, notes or other instruments evidencing interests in pools of such loans, whether in connection with a permanent asset securitization or a sale of loans in anticipation of a permanent asset securitization. Each Securitization shall be undertaken in accordance with all requirements which may be imposed by the investors or the rating agencies involved in each such sale, disposition, transfer or assignment or which may be imposed by applicable securities, tax or other laws or regulations, including, without limitation, laws relating to Lender's status as a real estate investment trust.

   "SHONEY'S LOAN AGREEMENT" means that certain loan agreement dated as of the date of this Agreement between FFCA Funding Corporation, a Delaware corporation, and Lessee, as the same may be amended from time to time.

   "SHONEY'S LOAN DOCUMENTS" means, collectively, the Shoney's Loan Agreement, the Shoney's Notes and all other agreements and instruments between or by Lessee and, or for the benefit of, FFCA Funding Corporation, a Delaware corporation, and executed pursuant to the Shoney's Loan Agreement, as the same may be amended from time to time.

   "SHONEY'S NOTES" means, collectively, the promissory notes dated as of the date of this Agreement executed by Lessee and payable to FFCA Funding Corporation, a Delaware corporation, pursuant to the Shoney's Loan Agreement and any amendments, extensions or modifications thereof.

   "STATE" means a state in which any Property is located and "States" means all such states.

   "TAKING" has the meaning set forth in Section 21 of this Lease.

   "THREATENED RELEASE" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding any of the Properties which may result from such Release.

   "TITLE COMPANY" means Lawyers Title Insurance Corporation, or such other nationally recognized title insurance company reasonably acceptable to Lessor.

   "TRANSFER" means any sale, transfer or assignment of any document evidencing loan obligations, or any or all servicing rights with respect thereto.

   2. DEMISE OF PROPERTIES. In consideration of the rentals and other sums to be paid by Lessee and of the other terms, covenants and conditions on Lessee's part to be kept and performed, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, the Properties. The Properties are leased to Lessee "AS IS" and "WHERE IS" without representation or warranty by Lessor and subject to the rights of parties in possession, to the existing state of title, any state of facts which an accurate survey or physical inspection might reveal, and all Applicable Regulations now or hereafter in effect. Lessee has examined each of the Properties and title to each of the Properties and has found all of the same satisfactory for all of Lessee's purposes.

   3. CHARACTERIZATION OF LEASE. A. Lessor and Lessee intend that:

       (i) this Lease constitutes a single master lease of all, but not less than all, of the Properties and that Lessor and Lessee have executed and delivered this Lease with the understanding that this Lease constitutes a unitary, unseverable instrument pertaining to all, but not less than all, of the Properties, and that neither this Lease nor the duties, obligations or rights of Lessee may be allocated or otherwise divided among the Properties by Lessee;

       (ii) this Lease is a "true lease" and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and

       (iii) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein.

   B. Lessor and Lessee acknowledge and agree that the Lease Term, including any term extensions provided for in this Lease, is less than the remaining economic life of each of the Properties.

   C. Each of Lessee and Lessor waives any claim or defense based upon the characterization of this Lease as anything other than a true lease and irrevocably waives any claim or defense which asserts that this Lease is anything other than a true lease. Each of Lessee and Lessor covenants and agrees that it will not assert that this Lease is anything but a true lease. Each of Lessee and Lessor further stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Properties as a true lease and further stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like. Each of Lessee and Lessor shall support the intent of the parties that the lease of the Properties pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs.

   D. Each of Lessee and Lessor waives any claim or defense based upon the characterization of this Lease as anything other than a master lease of all of the Properties and irrevocably waives any claim or defense which asserts that this Lease is anything other than a master lease. Each of Lessee and Lessor covenants and agrees that it will not assert that this Lease is anything but a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties. Each of Lessee and Lessor further stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Properties as a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties. Each of Lessee and Lessor shall support the intent of the parties that this Lease is a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Properties, if, and to the extent that, any challenge occurs.

   E.   Lessee represents and warrants to Lessor that (i) the Base
Annual Rental is the fair market value for the use of the Properties and was agreed to by Lessor and Lessee on that basis, and (ii) the execution, delivery and performance by Lessee of this Lease does not constitute a transfer of all or any part of the Properties (except for the leasehold estate in the Properties created and established by this Lease).

   F. The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section 3 are a material inducement to Lessor entering into this Lease.

   4. LEASE TERM. The Lease Term for all of the Properties shall commence as of the Effective Date and shall expire on April 1, 2021, unless terminated sooner as provided in this Lease. The time period during which this Lease shall actually be in effect is referred to herein as the "Lease Term."

   5. RENTAL AND OTHER PAYMENTS. A. If the Effective Date is a date other than the first day of the month, Lessee shall pay Lessor on the Effective Date the Base Monthly Rental prorated on the basis of the ratio that the number of days from the Effective Date through the last day in the month containing the Effective Date bears to the number of days in such month. Thereafter, on or before the first day of each succeeding calendar month, Lessee shall pay Lessor in advance the Base Monthly Rental.

   B. All sums of money required to be paid by Lessee under this Lease which are not specifically referred to as rent ("Additional Rental") shall be considered rent although not specifically designated as such. Lessor shall have the same remedies for nonpayment of Additional Rental as those provided herein for the nonpayment of Base Annual Rental.

   6. REPRESENTATIONS AND WARRANTIES OF LESSOR. The representations and warranties of Lessor contained in this Section 6 are being made to induce Lessee to enter into this Lease and Lessee has relied and will continue to rely upon such representations and warranties. Lessor represents and warrants to Lessee as of the Effective Date as follows:

        A.   ORGANIZATION, AUTHORITY AND STATUS OF LESSOR.  (i)
   Lessor has been duly organized, is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in any jurisdiction where any of the Properties are located. All necessary limited liability company action has been taken to authorize the execution, delivery and performance by Lessor of this Lease, the License Agreement and of the other documents, instruments and agreements provided for herein.

       (ii) The Person who has executed this Lease on behalf of Lessor is duly authorized so to do.

       B. ENFORCEABILITY. This Lease constitutes the legal, valid and binding obligations of Lessor, enforceable against Lessor in accordance with its terms, subject to general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

   7. REPRESENTATIONS AND WARRANTIES OF LESSEE. The representations and warranties of Lessee contained in this Section 7 are being made to induce Lessor to enter into this Lease and Lessor has relied, and will continue to rely, upon such representations and warranties. Lessee represents and warrants to Lessor as of the Effective Date as follows:

        A.   ORGANIZATION, AUTHORITY AND STATUS OF LESSEE.  (i)
   Lessee has been duly organized or formed, is validly existing and in good standing under the laws of the State of Tennessee and is qualified to do business in any jurisdictions where any of the Properties are located. All necessary corporate action has been taken to authorize the execution, delivery and performance by Lessee of this Lease, the License Agreement and of the other documents, instruments and agreements provided for herein. Lessee is not a "foreign corporation", "foreign partnership", "foreign trust", "foreign limited liability company" or "foreign estate", as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder. Lessee's United States tax identification number is correctly set forth on the signature page of this Lease.

        (ii) The Person who has executed this Lease and the License Agreement on behalf of Lessee is duly authorized to do so.

        B.   ENFORCEABILITY.  This Lease and the License
   Agreement constitute the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with their respective terms, subject to general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

        C. LITIGATION. There are no suits, actions, proceedings or investigations pending, or, to the best of Lessee's knowledge, threatened against or involving Lessee or any of the Properties before any arbitrator or Governmental Authority which could reasonably be expected to result in any Material Adverse Effect.

        D. ABSENCE OF BREACHES OR DEFAULTS. No default on the part of Lessee exists under any document, instrument or agreement to which Lessee is a party or by which Lessee or any of the Properties is subject or bound that could reasonably be expected to result in any Material Adverse Effect. The authorization, execution, delivery and performance of this Lease, the License Agreement and the documents, instruments and agreements provided for herein will not result in any breach of or default under any document, instrument or agreement to which Lessee is a party or by which Lessee or any of the Properties is subject or bound that could reasonably be expected to result in any Material Adverse Effect. The authorization, execution, delivery and performance of this Lease, the License Agreement and the documents, instruments and agreements provided for herein will not violate any applicable law, statute, regulation, rule, ordinance, or code which could reasonably be expected to result in any Material Adverse Effect.

        E. LIABILITIES OF LESSOR. Lessee is not liable for any indebtedness for money borrowed by Lessor and has not guaranteed any of the debts or obligations of Lessor.

        F. LICENSES AND PERMITS. Lessee has obtained all required licenses and permits, both governmental and private, to use and operate each of the Properties as a Permitted Facility, except for any such licenses and permits the failure of which to obtain could reasonably be expected to result in any Material Adverse Effect.

        G. CONDITION OF PROPERTIES. The Properties, including the Personalty, are of good workmanship and materials, fully equipped and operational, in good condition and repair, and, to the best of Lessee's knowledge, free from structural defects.

        H. UTILITIES. The Properties are served by public utilities deemed adequate by Lessee to permit full utilization of the Properties as Permitted Facilities.

        I. DEVELOPMENT. No condemnation or eminent domain proceedings affecting the Properties have been commenced or, to the best of Lessee's knowledge, are contemplated. The Properties where located have not been declared blighted by any Governmental
   Authority. To the best of Lessee's knowledge, the real property bordering any of the Properties are not designated by any Governmental Authority as wetlands.

        J. INFORMATION AND FINANCIAL STATEMENTS. Lessee has delivered to Lessor copies of financial statements, as follows:

             (1)  Lessee's Form 10-Q for the quarters ended
        February 20, 2000 and May 14, 2000 as filed with the United States Securities and Exchange Commission ("SEC");

             (2)  Lessee's Form 10-K for the years ended
        October 26, 1997, October 25, 1998 and October 31, 1999, as filed with the SEC;

             (3) Lessee's unaudited consolidated profit and loss statement and balance sheet for the 28 week period ended May 14, 2000; and

             (4)  Lessee's unaudited profit and loss
        statements for each of the Premises for (i) the 52 week period ended October 25, 1998 and the 53 week period ended October 31, 1999; (ii) the 20 week periods ended March 14, 1999 and March 19, 2000; and (iii) the 28 week periods ended May 9, 1999, and May 14, 2000 (collectively, the "Financial Statements").

        The Financial Statements are true, correct and complete in all material respects as of their respective dates, and there have been no amendments to the Financial Statements since the date the Financial Statements were prepared or delivered to Lessor or Lender, and no material adverse change has occurred to any of the Financial Statements not disclosed in writing to Lessor and Lender. Lessee understands that Lessor and Lender are relying upon the Financial Statements and Lessee represents that such reliance is reasonable. All of the Financial Statements specified in paragraphs (1) and (2), above, were prepared in accordance with GAAP and all of the Financial Statements accurately reflect the financial condition of Lessee and each of the Properties, as applicable, as of their respective dates.

   8. COVENANTS. Lessee covenants to Lessor for so long as this Lease is in effect as follows:

        A. NONCONSOLIDATION COVENANTS. (i) The annual financial statements of Lessee, including consolidated financial statements, if any, shall contain notes stating that (a) all of Lessor's assets are owned by Lessor and (b) Lessor is a separate entity with its own separate creditors which will be entitled to be satisfied out of Lessor's assets.

             (ii) Lessee will not assume liability for any indebtedness for money borrowed by Lessor and does not, and will not, guarantee any of the debts or obligations of Lessor. Lessee will not hold itself out as being liable for any obligations or indebtedness of Lessor.

             (iii)Lessee shall not, and shall use its best efforts to cause its Affiliates not to, hold Lessor out to the public or to any individual creditors as being a unified entity with assets and liabilities in common with Lessee except that Lessor may be included in Lessee's or its Affiliates' filings or reports under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended and in other filings required by law, and its and their consolidated financial statements, as appropriate, provided such statements adequately disclose the ownership by Lessor of the Properties and that the Properties are available first to satisfy any creditors of Lessor.

             (iv) Lessee shall conduct its business so as not to mislead others as to the separate identity of Lessor, and particularly will avoid the appearance of conducting business on behalf of Lessor. Without limiting the generality of the foregoing, no oral and written communications of Lessee, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made in the name of Lessor which to the extent that to do otherwise would materially bear upon the maintenance of Lessor's separate identity.

             (v) Lessee will not act in Lessor's name except to the extent the Lessee may serve as a member of the Lessor but only in that capacity.

             (vi) Where necessary and appropriate, Lessee shall disclose the independent business status of Lessor to creditors of Lessee, if any.

             (vii) The resolutions, agreements and other instruments of Lessee, if any, underlying the transactions described in this Lease will be maintained by Lessee.

             (viii) All transactions between Lessee and Lessor will be no less fair to each party than they could obtain on an arm's-length basis.

             (ix) The books, records and accounts of Lessee shall at all times be maintained in a manner permitting the assets and liabilities of Lessor to be easily separated and readily ascertained from those of Lessee.

             (x) Lessee will not direct, or otherwise control, the ongoing business decisions of Lessor.

             (xi) Lessee will not file or cause to be filed a voluntary or involuntary petition in bankruptcy on behalf of or against Lessor, nor seek substantive consolidation of the assets and liabilities of Lessor and Lessee in any bankruptcy or insolvency proceeding during the Lease Term and for a period of 91 days after the Lease Term.

             B. TRANSFER, PARTICIPATION AND/OR SECURITIZATION COVENANTS. (i) Lessee agrees to cooperate in good faith with Lessor and Lender in connection with any Transfer, Participation and/or Securitization of any of the Notes, Mortgages and/or any of the Loan Documents, or any or all servicing rights with respect thereto, including, without limitation, (X) providing such documents, financial and other data, and other information and materials (the "Disclosures") which would typically be required with respect to Lessee by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable; provided, however, Lessee shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws; and (Y) amending the terms of this Lease to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfer, Participation or Securitization, so long as such amendments would not change any of the economic terms or provisions of this Lease or have a material adverse effect upon Lessee or the transactions contemplated by this Lease.

             (ii) Lessee consents to Lessor and Lender providing the Disclosures, as well as any other information which Lessor and Lender may now have or hereafter acquire with respect to the Properties or the financial condition of Lessee to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or Securitization, as applicable. Lessee shall pay its own attorney fees and other out-of-pocket expenses incurred in connection with the performance of its obligations under this Section 8.B; provided, however, Lessee shall not be responsible for the preparation of any amendments contemplated by clause (Y) of subsection (i) immediately above.

             C. COMPLIANCE CERTIFICATE. Within 60 days after the end of each fiscal year of Lessee, Lessee shall deliver to Lessor such compliance certificates as Lessor may reasonably require in order to establish that Lessee is in compliance in all material respects with all of the obligations, duties and covenants imposed on Lessee pursuant to this Lease.

      9. RENTALS TO BE NET TO LESSOR. The Base Annual Rental payable hereunder shall be net to Lessor, so that this Lease shall yield to Lessor the rentals specified during the Lease Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Properties shall be performed and paid by Lessee.

      10. TAXES AND ASSESSMENTS. Lessee shall pay, prior to the earlier of delinquency or the accrual of interest on the unpaid balance, all taxes and assessments of every type or nature assessed against, imposed upon or arising with respect to Lessor, any of the Properties, this Lease, the rental or other payments due under this Lease or Lessee during the Lease Term which affect in any manner the net return realized by Lessor under this Lease, including, without limitation, the following:

             A. All taxes and assessments upon any of the Properties or any part thereof and upon any Personalty, whether belonging to Lessor or Lessee, or any tax or charge levied in lieu of such taxes and assessments;

             B. All taxes, charges, license fees and or similar fees imposed by reason of the use of any of the Properties by Lessee; and

             C. All excise, transaction, privilege, license, sales, use and other taxes upon the rental or other payments due under this Lease, the leasehold estate of either party or the activities of either party pursuant to this Lease.

      Notwithstanding the foregoing, but without limiting the preceding obligation of Lessee to pay all taxes which are imposed on the rental or other payments due under this Lease, in no event will Lessee be required to pay any net income taxes (i.e., taxes which are determined taking into account deductions for depreciation, interest, taxes and ordinary and necessary business expenses) or franchise taxes (unless imposed in lieu of other taxes that would otherwise be the obligation of Lessee under this Lease, including, without limitation, any "gross receipts tax" or any similar tax based upon gross income or receipts of Lessor which does not take into account deductions from depreciation, interest, taxes and/or ordinary or necessary business expenses) of Lessor, any transfer taxes of Lessor, or any tax imposed with respect to the sale, exchange or other disposition by Lessor, in whole or in part, of any of the Properties or Lessor's interest in this Lease (other than transfer or recordation taxes imposed in connection with the transfer of any of the Properties to Lessee or the termination of this Lease pursuant to the provisions of this Lease).

      All taxing authorities shall be instructed to send all tax and assessment invoices to Lessee (or Lessee's agent) and, upon request, Lessee shall promptly provide (or cause its agent to provide) Lessor and Lender with copies of all tax and assessment invoices received by Lessee. Upon request, Lessee shall also provide Lessor and Lender with evidence that such invoices were paid in a timely fashion. Lessee may, at its own expense, contest or cause to be contested (in the case of any item involving more than $25,000.00, after prior written notice to Lessor), by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any item specified in this Section 10 or lien therefor, provided, however,
(i) such proceeding shall suspend the collection thereof from the applicable Properties or any interest therein, (ii) neither such Properties nor any interest therein would be in any danger of being sold, forfeited or lost by reason of such proceedings, (iii) no Event of Default has occurred and is continuing, and (iv) Lessee shall have deposited with Lessor adequate reserves for the payment of the taxes, together with all interest and penalties thereon, unless paid in full under protest, or Lessee shall have furnished the security as may be required in the proceeding or as may be reasonably required by Lessor to ensure payment of any contested taxes.

      11. UTILITIES. Lessee shall contract, in its own name, for and pay when due all charges for the connection and use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Properties during the Lease Term. Under no circumstances shall Lessor be responsible for any interruption of any utility service.

      12. INSURANCE. Throughout the Lease Term, Lessee shall maintain with respect to each of the Properties, at its sole expense, the following types and amounts of insurance (which may be included under a blanket insurance policy if all the other terms hereof are satisfied):

             A. Insurance against loss, damage or destruction by a Casualty, including theft, vandalism and malicious mischief, flood (for each of the Properties which is in a location designated by the Federal Emergency Management Administration as a Special Flood Hazard
      Area), earthquake (for each of the Properties which is in an area subject to destructive earthquakes within recorded history), boiler explosion (for each of the Properties with a boiler), plate glass breakage, sprinkler damage (for each of the Properties which has a sprinkler system), all matters covered by a standard extended coverage endorsement, all matters covered by a special coverage endorsement commonly known as an "all-risk" endorsement and such other risks as Lessor may reasonably require, insuring each of the Properties for not less than 100% of their full insurable replacement cost.

             B. Commercial general liability and property damage insurance, including a products liability clause, covering Lessor and Lessee against bodily injury liability, property damage liability and automobile bodily injury and property damage liability, including without limitation any liability arising out of the ownership, maintenance, repair, condition or operation of the Properties or adjoining ways, streets or sidewalks and, if applicable, insurance covering Lessor and Lessee against liability arising from the sale of liquor, beer or wine on the Properties. Such insurance policy or policies shall contain a broad form contractual liability endorsement under which the insurer agrees to insure Lessee's obligations under
      Section 19 to the extent insurable, and a "severability of interest" clause or endorsement which precludes the insurer from denying the claim of Lessee or Lessor because of the negligence or other acts of the other, shall be in amounts of not less than $1,000,000.00 per injury and occurrence with respect to any insured liability, whether for personal injury or property damage, or such higher limits as Lessor may reasonably require from time to time provided such higher limits shall not have a material affect on the cost of such insurance, and shall be of form and substance satisfactory to Lessor.

             C. Business income insurance or rental interruption insurance, as requested by Lessor, equal to 100% of the Base Annual Rental for a period of not less than 12 months.

             D. State Worker's compensation insurance in the statutorily mandated limits, employer's liability insurance with limits not less than $500,000 or such greater amount as Lessor may from time to time require and such other insurance as may be necessary to comply with applicable laws.

             E. Such other insurance as may from time to time be reasonably required by Lessor or Lender in order to protect their respective interests with respect to the Properties.

             All insurance policies shall:

                    (i) Provide for a waiver of subrogation by the insurer as to claims against Lessor, Lender and their respective employees and agents;

                    (ii)   Provide that any "no other insurance"
             clause in the insurance policy shall exclude any policies of insurance maintained by Lessor or Lender and that the insurance policy shall not be brought into contribution with insurance maintained by Lessor or Lender;

                    (iii) Contain a standard without contribution mortgage clause endorsement in favor of Lender and any other party designated by Lessor with an interest in the Properties;

                    (iv) Provide that the policy of insurance shall not be terminated, cancelled or substantially modified without at least thirty (30) days' prior written notice to Lessor, Lender and to any other party covered by any standard mortgage clause endorsement;

                    (v) Provide that the insurer shall not have the option to restore the applicable Properties if Lessor or Lessee elects to terminate this Lease in accordance with the terms hereof;

                    (vi) Be issued by insurance companies licensed to do business in the States and which are rated A:VI or better by Best's Insurance Guide or are otherwise approved by Lessor; and

                    (vii) Provide that the insurer shall not deny a claim nor shall the insurance be cancelled, invalidated or suspended by (1) any action, inaction, conduct or negligence of Lessor, Lender or any other party covered by any standard mortgage clause endorsement, Lessee, anyone acting for Lessee or any subtenant or other occupant of any of the Properties, (2) occupancy or use of any of the Properties for purposes more hazardous than permitted by such policies,
             (3) any foreclosure or other proceedings relating to any of the Properties or change in title to or ownership of any of the Properties, or (4) any breach or violation by

             Lessee or any other Person of any warranties, declarations or conditions contained in such policies or the applications for such policies.

      It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Lessee for its acts or omissions as provided in this Lease. All insurance policies (with the exception of worker's compensation insurance to the extent not available under statutory law), shall designate Lessor and Lender as additional named insureds as their interests may appear and shall be payable as set forth in
Section 21 hereof. All such policies shall be written as primary policies, with deductibles not to exceed 10% of the amount of the aggregate coverage of all such policies. Any other policies, including any policy now or hereafter carried by Lessor or Lender, shall serve as excess coverage. Lessee shall procure policies for all insurance for periods of not less than one year and shall provide to Lessor and Lender certificates of insurance or, upon the request of Lessor or Lender, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times. In the event of any transfer by Lessor of Lessor's interest in any of the Properties or any financing or refinancing of Lessor's interest in any of the Properties, Lessee shall, upon not less than ten (10) days' prior written notice, deliver to Lessor or any Lender providing such financing or refinancing, as the case may be, certificates of all insurance required to be maintained by Lessee hereunder naming such transferee or such Lender, as the case may be, as an additional named insured to the extent required herein effective as of the date of such transfer, financing or refinancing.

      13. TAX AND INSURANCE IMPOUND. Upon the occurrence of an Event of Default resulting from the failure of Lessee to perform any monetary obligation due under the Lease, including, without limitation, the failure to pay Base Monthly Rental, Additional Rental and/or taxes, assessments and/or insurance premiums as contemplated by this Lease, Lessor may require Lessee to pay to Lessor sums which will provide an impound account (which shall not be deemed a trust fund) for paying up to the next one year of taxes, assessments and/or insurance premiums for each of the Properties; provided, however, that if the Event of Default resulted from the failure to pay taxes, assessments and/or insurance premiums (the "Charges") on any Property, then Lessor may require such impound account for such Property only; provided, further, that in the event of a second occurrence of an Event of Default due to the failure to pay the Charges on such Property or on any other Property, then Lessor may require an impound account with respect to the Charges on all of the Properties as set forth herein. Upon such requirement, Lessor will estimate the amounts needed for such purposes and will notify Lessee to pay the same to Lessor in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Lease. Should additional funds be required at any time, Lessee shall pay the same to Lessor on demand. Lessee shall advise Lessor of all taxes and insurance bills which are due and shall cooperate fully with Lessor in assuring that the same are paid timely. Lessor may deposit all impounded funds in accounts insured by any federal or state agency and may commingle such funds with other funds and accounts of Lessor. Interest or other gains from such funds, if any, shall be the sole property of Lessor. In the event of any default by Lessee, Lessor may apply all impounded funds against any sums due from Lessee to Lessor. Lessor shall give to Lessee an annual accounting showing all credits and debits to and from such impounded funds received from Lessee.


                                     17
      14. PAYMENT OF RENTAL AND OTHER SUMS. All rental and other sums which Lessee is required to pay hereunder shall be the unconditional obligation of Lessee and shall be payable in full when due without any setoff, abatement, deferment, deduction or counterclaim whatsoever. Upon execution of this Lease, Lessee shall establish arrangements whereby payments of the Base Monthly Rental and impound payments, if any, are transferred by Automated Clearing House Debit directly from Lessee's bank account to such account as Lessor may designate; provided, however, upon notice from Lender to Lessee and Lessor delivered in the manner set forth in Section 27, Lessee shall deliver all payments of Base Monthly Rental as specified in such notice from Lender. Any delinquent payment (that is, any payment not made within five calendar days after the date when due) shall, in addition to any other remedy of Lessor, incur a late charge of 5% (which late charge is intended to compensate Lessor for the cost of handling and processing such delinquent payment and should not be considered interest or a penalty) and bear interest at the Default Rate, such interest to be computed from and including the date such payment was due through and including the date of the payment; provided, however, in no event shall Lessee be obligated to pay interest or any other charges in amounts greater than the maximum legal limits permitted by applicable law.

      15. USE. Except as set forth below, each of the Properties shall be used solely for the operation of a Permitted Facility in accordance with the standards of operations then in effect on a system-wide basis, and for no other purpose. Lessee shall occupy the Properties promptly following the Effective Date and, except as set forth below and except during periods when any of the Properties is untenantable by reason of a Casualty or a Taking (provided, however, during all such periods while any of the Properties is untenantable, Lessee shall strictly comply with the terms and conditions of
Section 21 of this Lease), Lessee shall at all times during the Lease Term occupy each of the Properties and shall diligently conduct its business on each of the Properties as a Permitted Facility. Lessee may cease diligent operation of business at any of the Properties for a period not to exceed 120 days and may do so only once with respect to each Property within any three-year period during the Lease Term. If Lessee does discontinue operation as permitted by this Section 15, Lessee shall (i) give written notice to Lessor within 10 Business Days after Lessee elects to cease operation, (ii) provide adequate protection and maintenance of any such Properties during any period of vacancy, (iii) comply with all Applicable Regulations and otherwise comply with the terms and conditions of this Lease other than the continuous use covenant set forth in this Section, and (iv) pay all costs necessary to restore such Properties to their condition on the day operation of the business ceased at such time as such Properties are reopened for Lessee's business operations or other substituted use approved by Lessor as contemplated below. Notwithstanding anything herein to the contrary, Lessee shall pay the Base Monthly Rental on the first day of each month during any period in which Lessee discontinues operation.

      Lessee shall not, by itself or through any assignment, sublease or other type of transfer, convert any of the Properties to a use other than a Permitted Facility during the Lease Term without Lessor's consent, which consent shall not be unreasonably withheld, delayed or conditioned. Lessor may consider any or all of the following in determining whether to grant its consent, without being deemed to be unreasonable: (i) whether the rental paid to Lessor would be equal to or greater than the anticipated rental assuming continued existing use, (ii) whether the proposed rental to be


                                   18

paid to Lessor is reasonable considering the converted use of the Properties and the customary rental prevailing in the community for such use, (iii) whether the converted use will be consistent with the highest and best use of the Properties, and (iv) whether the converted use will increase Lessor's risks or decrease the value of the Properties.

      16.    COMPLIANCE WITH LAWS, RESTRICTIONS, COVENANTS AND
ENCUMBRANCES. A. Lessee's use and occupation of each of the Properties, and the condition thereof, shall, at Lessee's sole cost and expense, comply fully with all Applicable Regulations and all restrictions, covenants and encumbrances of record with respect to each of the Properties, except for such non-compliance as would not reasonably be expected to result in any Material Adverse Effect. In addition to the other requirements of this Section, Lessee shall, at all times throughout the Lease Term, comply with all Applicable Regulations, including, without limitation, in connection with any maintenance, repairs and replacements of the Properties undertaken by Lessee as required by Section 17 of this Lease.

      B. Lessee will not permit any act or condition to exist on or about any of the Properties which will increase any insurance rate thereon, except when such acts are required in the normal course of its business and Lessee shall pay for such increase.

      C. Without limiting the generality of the other provisions of this Section, Lessee agrees that it shall be responsible for complying in all respects with the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder (collectively, the "ADA"), as it affects the Properties, except to the extent that its failure to so comply could not reasonably be expected to result in any Material Adverse Effect. Lessee agrees that it will defend, indemnify and hold harmless the Indemnified Parties from and against any and all Losses caused by, incurred or resulting from Lessee's failure to comply with its obligations under this Section.

      D. Except as set forth in the Questionnaires, Lessee represents and warrants to Lessor:

             (i) None of the Properties, nor Lessee with respect to the Properties, are in violation of, or subject to, any pending or, to the best of Lessee's knowledge, threatened investigation or inquiry by any Governmental Authority or to any Remediation obligations under any Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Properties.

             (ii) All permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of any of the Properties by reason of any Environmental Laws have been obtained except to the extent that its failure to comply could not reasonably be expected to result in any Material Adverse Effect.

             (iii) No Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred, disposed of or, to the best of Lessee's


                                   19

      knowledge, otherwise Released in, on, under, from or about any of the Properties, other than in De Minimis Amounts.

             (iv) The Properties do not contain Hazardous Materials, other than in De Minimis Amounts, or, to the best of Lessee's knowledge, underground storage tanks.

             (v) To the best of Lessee's knowledge, there is no threat of any Release migrating to any of the Properties.

             (vi) There is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any of the Properties that could reasonably be expected to result in any Material Adverse Effect.

             (vii) Lessee has not received any written notice from any Person or entity (including, without limitation, a Governmental Authority) relating to Hazardous Materials or Remediation thereof and relating to any of the Properties, of possible liability of any Person pursuant to any Environmental Law and relating to any of the Properties, other Environmental Condition in connection with any of the Properties, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing.

             (viii) Lessee has truthfully and fully provided to Lessor, in writing in the Questionnaires, any and all information relating to an Environmental Condition in, on, under or from the Properties that is known to Lessee and that is contained in Lessee's files and records including, without limitation, any reports relating to Hazardous Materials in, on, under or from any of the Properties.

             (ix) All uses and operations on or of the Properties, whether by Lessee or, to the best of Lessee's knowledge, any other Person, have been in compliance with all Environmental Laws and permits issued pursuant thereto; there have been no Releases in, on, under or from any of the Properties, except in De Minimis Amounts; there are no Hazardous Materials in, on, or under any of the Properties, except in De Minimis Amounts; and the Properties have been kept free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law (the "Environmental Liens").
      Lessee has not allowed any tenant or other user of any of the Properties to do any act that materially increased the dangers to human health or the environment, posed an unreasonable risk of harm to any Person (whether on or off the Properties), impaired the value of any of the Properties, is contrary to any requirement of any insurer, constituted a public or private nuisance, constituted waste, or violated any covenant, condition, agreement or easement applicable to any of the Properties which could reasonably be expected to result in any Material Adverse Effect.

      E. Lessee covenants to Lessor and Environmental Insurer during the Lease Term that: (i) the Properties shall not be in violation of or subject to any investigation or inquiry by any Governmental Authority or to any remedial obligations under any Environmental Laws. If any such investigation or inquiry is initiated, Lessee shall promptly notify Lessor;
(ii) all uses and operations on or of each of the Properties, whether by Lessee or any other Person, shall be in


                                   20

compliance with all Environmental Laws and permits issued pursuant thereto;
(iii) there shall be no Releases in, on, under or from any of the Properties, except in De Minimis Amounts; (iv) there shall be no Hazardous Materials in, on, or under any of the Properties, except in De Minimis Amounts; (v) Lessee shall keep each of the Properties free and clear of all Environmental Liens, whether due to any act or omission of Lessee or any other Person; (vi) Lessee shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to subsection F below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vii) Lessee shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with any of the Properties as may be reasonably requested by Lessor (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lessor and Environmental Insurer the reports and other results thereof, and Lessor, Environmental Insurer and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (viii) Lessee shall, at its sole cost and expense, comply with all reasonable written requests of Lessor to (1) reasonably effectuate Remediation of any condition (including but not limited to a Release) in, on, under or from any of the Properties; (2) comply with any Environmental Law; (3) comply with any directive from any Governmental Authority; and (4) take any other reasonable action necessary or appropriate for protection of human health or the environment; (ix) Lessee shall not do or allow any tenant or other user of any of the Properties to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off any of the Properties), impairs or may impair the value of any of the Properties, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to any of the Properties which could reasonably be expected to result in any Material Adverse Effect; and
(x) Lessee shall immediately notify Lessor in writing of (A) any presence of Releases or Threatened Releases in, on, under, from or migrating towards any of the Properties; (B) any non-compliance with any Environmental Laws related in any way to any of the Properties; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to any of the Properties; and (E) any written or oral notice or other communication of which Lessee becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with any of the Properties, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Section.

      F. Lessor, Lender, Environmental Insurer and any other Person designated by Lessor, including but not limited to any receiver, any representative of a Governmental Authority, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Properties at all reasonable times (including, without limitation, in connection with any Securitization, Participation or Transfer or in connection with a proposed sale or conveyance of any of the Properties or a proposed financing or refinancing secured by any of the Properties or in connection with the exercise of any remedies set forth in this Lease, the Mortgages or the other Loan Documents, as applicable) to assess any and all aspects of the environmental condition of the Properties and its use, including but not limited to conducting any environmental assessment


                                   21

or audit (the scope of which shall be determined in the sole and absolute discretion of the party conducting the assessment) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing, such assessments and investigations shall be defined as "Section 16.F Assessments." Lessee shall cooperate with and provide access to Lessor, Lender, Environmental Insurer and any other Person designated by Lessor. Any Section 16.F Assessments shall be at Lessee's sole cost and expense and Lessor shall defend, indemnify, and hold Lessee and its employees, agents, or representatives harmless from any and all Losses incurred solely and directly as a result of such Section 16.F Assessments.

      G. Lessee shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless each of the Indemnified Parties for, from and against any and all Losses (excluding Losses suffered by an Indemnified Party solely and directly arising out of Section 16.F Assessments and/or such Indemnified Party's gross negligence or willful misconduct; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of the Lessor's interest in any of the Properties or Lessor's failure to act in respect of matters which are or were the obligation of Lessee under this Lease) and costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials in, on, above, or under any of the Properties; (ii) any past or present Release or Threatened Release in, on, above, under or from any of the Properties except as set forth in the Questionnaires, other than in De Minimis Amounts; (iii) any activity by Lessee, any Person affiliated with Lessee or any other tenant or other user of any of the Properties in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any of the Properties of any Hazardous Materials at any time located in, under, on or above any of the Properties; (iv) any activity by Lessee, any Person affiliated with Lessee or any other tenant or other user of any of the Properties in connection with any actual or proposed Remediation of any Hazardous Materials at any time located in, under, on or above any of the Properties, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (v) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with any of the Properties or operations thereon, including but not limited to any failure by Lessee, any Person affiliated with Lessee or any other tenant or other user of any of the Properties to comply with any order of any Governmental Authority in connection with any Environmental Laws; (vi) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any of the Properties; (vii) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Section; (viii) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with any of the Properties, including but not limited to costs to investigate and assess such injury, destruction or loss; (ix) any acts of Lessee, any Person affiliated with Lessee or any other tenant or user of any of the Properties in arranging for disposal


                                    22

or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials owned or possessed by Lessee, any Person affiliated with Lessee or any other tenant or user of any of the Properties, at any facility or incineration vessel owned or operated by another Person and containing such or similar Hazardous Materials; (x) any acts of Lessee, any Person affiliated with Lessee or any other tenant or user of any of the Properties, in accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites selected by Lessee, any Person affiliated with Lessee or any other tenant or user of any of the Properties, from which there is a Release, or a Threatened Release of any Hazardous Materials which causes the incurrence of costs for Remediation;
(xi) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near any of the Properties; and (xii) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Section.

      H. The obligations of Lessee and the rights and remedies of Lessor under the foregoing Section 16.D through 16.G shall survive the termination, expiration and/or release of this Lease.

      17. CONDITION OF PROPERTIES; MAINTENANCE. Lessee, at its own expense, will maintain all parts of each of the Properties in good repair and sound condition, except for ordinary wear and tear and damage from any Casualty or any Taking, and will take all action and will make all structural and non-structural, foreseen and unforeseen and ordinary and extraordinary changes and repairs which may be required to keep all parts of each of the Properties in good repair and sound condition. Lessee waives any right to
(i) require Lessor to maintain, repair or rebuild all or any part of any of the Properties or (ii) make repairs at the expense of Lessor, pursuant to any Applicable Regulations at any time in effect.

      18. WASTE; ALTERATIONS AND IMPROVEMENTS. Lessee shall not commit actual or constructive waste upon any of the Properties. Lessee shall not alter the exterior, structural, plumbing or electrical elements of any of the Properties in any manner without the consent of Lessor, which consent shall not be unreasonably withheld or conditioned; provided, however, Lessee may undertake nonstructural alterations to any of the Properties costing less than $200,000.00 without Lessor's consent. If Lessor's consent is required hereunder and Lessor consents to the making of any such alterations, the same shall be made according to plans and specifications approved by Lessor and subject to such other conditions as Lessor may reasonably require. All alterations shall be made by Lessee at Lessee's sole expense by licensed contractors and in accordance with all applicable laws governing such alterations. Any work at any time commenced by Lessee on any of the Properties shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease. Upon completion of any alterations for which the consent of Lessor was required, or upon the request of Lessor with respect to alterations for which consent of Lessor was not required, Lessee shall promptly provide Lessor with (i) evidence of full payment to all laborers and materialmen contributing to the alterations, (ii) an architect's certificate certifying the alterations to have been completed in conformity with the plans and specifications, (iii) a certificate of occupancy (if the


                                   23

alterations are of such a nature as would require the issuance of a certificate of occupancy), and (iv) any other documents or information reasonably requested by Lessor. Any addition to or alteration of any of the Properties shall automatically be deemed a part of the Properties and belong to Lessor, and Lessee shall execute and deliver to Lessor such instruments as Lessor may require to evidence the ownership by Lessor of such addition or alteration. Lessee shall execute and file or record, as appropriate, a "Notice of Non-Responsibility," or any equivalent notice permitted under applicable law in the States.

      19. INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold harmless each of the Indemnified Parties from and against any and all Losses (excluding Losses suffered by an Indemnified Party arising out of Section 16.F Assessments or the gross negligence or willful misconduct of such Indemnified Party; provided, however, that the term "gross negligence" shall not include gross negligence imputed as a matter of law to any of the Indemnified Parties solely by reason of the Lessor's interest in any of the Properties or Lessor's failure to act in respect of matters which are or were the obligation of Lessee under this Lease) caused by, incurred or resulting from Lessee's operations of or relating in any manner to any of the Properties, whether relating to their original design or construction, latent defects, alteration, maintenance, use by Lessee or any Person thereon, supervision or otherwise, or from any breach of, default under, or failure to perform, any term or provision of this Lease by Lessee, its officers, employees, agents or representatives, or to which any Indemnified Party is subject because of Lessor's interest in any of the Properties, including, without limitation, Losses arising from (1) any accident, injury to or death of any Person or loss of or damage to property occurring in, on or about any of the Properties or portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (2) any use, non-use or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any of the Properties or any portion thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (3) any representation or warranty made herein by Lessee, in any certificate delivered in connection herewith or in any other agreement to which Lessee is a party being false or misleading in any material respect as of the date of such representation or warranty was made, (4) performance of any labor or services or the furnishing of any materials or other property in respect to any of the Properties or any portion thereof, (5) any taxes, assessments or other charges which Lessee is required to pay under Section 10, (6) any lien, encumbrance or claim arising on or against any of the Properties or any portion thereof under any Applicable Regulation or otherwise which Lessee is obligated hereunder to remove and discharge, or the failure to comply with any Applicable Regulation, (7) the claims of any invitees, patrons, licensees or subtenants of all or any portion of any of the Properties or any Person acting through or under Lessee or otherwise acting under or as a consequence of this Lease or any sublease of any of the Properties, (8) any act or omission of Lessee or its agents, contractors, licensees, subtenants or invitees, (9) any contest referred to in Section 10, and (10) the sale of liquor, beer or wine on any of the Properties. It is expressly understood and agreed that Lessee's obligations under this Section 19 shall survive the expiration or earlier termination of this Lease for any reason.

      20. QUIET ENJOYMENT. So long as Lessee shall pay the rental and other sums herein provided and shall keep and perform all of the terms, covenants and conditions on its part herein contained, and no Event of Default shall be continuing hereunder, Lessee shall have, subject and


                                    24

subordinate to Lessor's rights herein, the right to the peaceful and quiet occupancy of the Properties. Notwithstanding the foregoing, however, in no event shall Lessee be entitled to bring any action against Lessor to enforce its rights hereunder if an Event of Default shall have occurred and be continuing.

      21. CONDEMNATION OR DESTRUCTION. A. In the event of a taking of all or any part of any of the Properties for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement among Lessor, Lessee and those authorized to exercise such right ("Taking") or the commencement of any proceedings or negotiations which might result in a Taking or any damage to or destruction of any of the Properties or any part thereof as a result of a fire or other casualty ("Casualty"), Lessee will promptly give written notice thereof to Lessor, generally describing the nature and extent of such Taking, proceedings, negotiations or Casualty and including copies of any documents or notices received in connection therewith. Thereafter, Lessee shall promptly send Lessor copies of all correspondence and pleadings relating to any such Taking, proceedings, negotiations or Casualty. During all periods of time following a Casualty, Lessee shall ensure that the subject Property is secure and does not pose any risk of harm to adjoining property owners or occupants or third-parties.

      B. In the event of a Taking of the whole of any of the Properties, other than for temporary use ("Total Taking"), the obligations of Lessee with respect to such Property only shall terminate as of the date of the Total Taking, but this Lease shall otherwise continue in full force and effect with respect to the remaining Properties. From and after the date of a Total Taking, the Base Annual Rental shall be reduced by an amount equal to the product of (i) the Applicable Rent Reduction Percentage for the Property subject to the Total Taking, and (ii) the Base Annual Rental in effect as of the date of such Total Taking (the "Adjustment"). If the date of such Total Taking is other than the first day of a month, the Base Annual Rental payable for the month in which such Total Taking occurs shall be apportioned based on such Adjustment as of the date of the Total Taking. Lessee's obligations to Lessor under Section 19 of this Lease with respect to such Property and Lessee's obligation to pay all other sums of money under this Lease (whether payable to Lessor or to a third-party) which accrue prior to the date of such Total Taking shall survive the partial termination of this Lease with respect to such Property. A Total Taking shall include a taking of that portion of the Property which renders it no longer economically useable as a Permitted Facility in the reasonable determination of Lessor. Lessor shall be entitled to receive the entire award or payment in connection with a Total Taking without deduction for any estate vested in Lessee by this Lease. Lessee hereby expressly assigns to Lessor all of its right, title and interest in and to every such award or payment and agrees that Lessee shall not be entitled to any award or payment for the value of Lessee's leasehold interest in this Lease. Lessee shall be entitled to claim and receive any award or payment from the condemning authority expressly granted for the taking of Personalty, the interruption of its business and moving expenses, but only if such claim or award does not adversely affect or interfere with the prosecution of Lessor's claim for the Total Taking or otherwise reduce the amount recoverable by Lessor for the Total Taking.

      C. In the event of a Taking of all or any part of any of the Properties for a temporary use ("Temporary Taking"), this Lease shall remain in full force and effect without any reduction


                                  25

of Base Annual Rental, Additional Rental or any other sum payable hereunder. Except as provided below and subject to the terms and provisions of the Mortgages, Lessee shall be entitled to the entire award for a Temporary Taking, whether paid by damages, rent or otherwise, unless the period of occupation and use by the condemning authorities shall extend beyond the date of expiration of this Lease, in which case the award made for such Taking shall be apportioned between Lessor and Lessee as of the date of such expiration. At the termination of any such Temporary Taking, Lessee will, at its own cost and expense and pursuant to the terms of Section 18, promptly commence and complete the restoration of the Property affected by such Temporary Taking; provided, however, Lessee shall not be required to restore such Property if the Lease Term shall expire prior to, or within one year after, the date of termination of such Temporary Taking, and in such event Lessor shall be entitled to recover all damages and awards arising out of the failure of the condemning authority to repair and restore such Property at the expiration of such Temporary Taking.

      D. In the event of a Taking which is not a Total Taking or a Temporary Taking ("Partial Taking") or of a Casualty, all awards, compensation or damages shall be paid to Lessor, and Lessor shall have the option to (i) terminate this Lease with respect to the Property affected, provided that Lessor shall have obtained Lender's prior written consent, by notifying Lessee within 60 days after Lessee gives Lessor notice of such Casualty or after title has vested in the taking authority with respect to a Partial Taking or (ii) continue this Lease in effect, which election may be evidenced by either a written notice from Lessor to Lessee or Lessor's failure to notify Lessee that Lessor has elected to terminate this Lease with respect to such Property within such 60-day period. Lessee shall have a period of 60 days after Lessor's notice that it has elected to terminate this Lease with respect to such Property during which to elect to continue this Lease with respect to such Property on the terms herein provided. If Lessor elects to terminate this Lease with respect to such Property and Lessee does not elect to continue this Lease with respect to such Property or shall fail during such 60-day period to notify Lessor of Lessee's intent to continue this Lease with respect to such Property, then this Lease shall terminate with respect to such Property as of the last day of the month during which such period expired. Lessee shall then immediately vacate and surrender such Property, all obligations of either party hereunder with respect to such Property shall cease as of the date of termination (provided, however, Lessee's obligations to Lessor under any indemnification provisions of this Lease with respect to such Property (including, without limitation, Sections 16 and 19) and Lessee's obligations to pay Base Annual Rental, Additional Rental and all other sums (whether payable to Lessor or a third party) accruing under this Lease with respect to such Property prior to the date of termination shall survive such termination), the Base Annual Rental shall be reduced by an amount equal to the product of (i) the Applicable Rent Reduction Percentage for such Property and (ii) the Base Annual Rental in effect as of the date of such Partial Taking or Casualty, and Lessor may retain all such awards, compensation or damages. This Lease shall continue in full force and effect with respect to all other Properties. If Lessor elects not to terminate this Lease with respect to such Property, or if Lessor elects to terminate this Lease with respect to such Property but Lessee elects to continue this Lease with respect to such Property, then this Lease shall continue in full force and effect on the following terms: (i) all Base Annual Rental, Additional Rental and other sums and obligations due under this Lease shall continue unabated, and (ii) Lessee shall promptly commence and diligently prosecute restoration of such Property to the same condition,


                                    26

as nearly as practicable, as prior to such Partial Taking or Casualty as approved by Lessor. Subject to the terms and provisions of the Mortgages, Lessor shall promptly make available in installments as restoration progresses an amount up to but not exceeding the amount of any award, compensation or damages received by Lessor after deducting all costs, fees and expenses incident to the collection thereof, including all costs and expenses incurred by Lessor and Lender in connection therewith (the "Net Restoration Amount"), upon request of Lessee accompanied by evidence reasonably satisfactory to Lessor that such amount has been paid or is due and payable and is properly a part of such costs and that Lessee has complied with the terms of Section 18 in connection with the restoration. Prior to the disbursement of any portion of the Net Restoration Amount with respect to a Casualty, Lessee shall provide evidence reasonably satisfactory to Lessor of the payment of restoration expenses by Lessee up to the amount of the insurance deductible applicable to such Casualty. Lessor shall be entitled to keep any portion of the Net Restoration Amount which may be in excess of the cost of restoration, and Lessee shall bear all additional costs, fees and expenses of such restoration in excess of the Net Restoration Amount. If this Lease is terminated with respect to any Property as a result of a Casualty, simultaneously with such termination Lessee shall pay Lessor an amount equal to the insurance deductible applicable to such Casualty.

      E. Any loss under any property damage insurance required to be maintained by Lessee shall be adjusted by Lessor and Lessee. Any award relating to a Total Taking or a Partial Taking shall be adjusted by Lessor or, at Lessor's election, Lessee. Notwithstanding the foregoing or any other provisions of this Section 21 to the contrary, if at the time of any Taking or any Casualty or at any time thereafter an Event of Default shall have occurred and be continuing, Lessor is hereby authorized and empowered but shall not be obligated, in the name and on behalf of Lessee and otherwise, to file and prosecute Lessee's claim, if any, for an award on account of such Taking or for insurance proceeds on account of such Casualty and to collect such award or proceeds and apply the same, after deducting all costs, fees and expenses incident to the collection thereof, to the curing of such Event of Default and any other then existing Event of Default and/or to the payment of any amounts owed by Lessee to Lessor under this Lease, in such order, priority and proportions as Lessor in its discretion shall deem proper.

      F. Notwithstanding the foregoing, nothing in this Section 21 shall be construed as limiting or otherwise adversely affecting the representations, warranties, covenants and characterizations set forth in Lease, including, without limitation, those provisions set forth in Section 3.

      22. INSPECTION. Lessor and its authorized representatives shall have the right, upon giving reasonable advance notice, to enter any of the Properties or any part thereof at reasonable times in order to inspect the same and make photographic or other evidence concerning Lessee's compliance with the terms of this Lease or in order to show the Properties to prospective purchasers and lenders. Lessee hereby waives any claim for damages for any injury or inconvenience to or interference with Lessee's business, any loss of occupancy or quiet enjoyment of any of the Properties and any other loss occasioned by such entry so long as Lessor shall have used reasonable efforts not to unreasonably interrupt Lessee's normal business operations. Lessee shall keep and maintain at the Properties or Lessee's corporate headquarters


                                    27

full, complete and appropriate books of account and records of Lessee's business relating to the Properties. Lessee's books and records shall at all times be open for inspection by Lessor, Lender and their respective auditors or other authorized representatives and shall show such information as is reasonably necessary to determine compliance with Lessor's obligations under the Loan Documents.

      23. DEFAULT, REMEDIES AND MEASURE OF DAMAGES. A. Each of the following shall be an event of default under this Lease (each, an "Event of Default"):

             (i) If any representation or warranty of Lessee set forth in this Lease is false in any material respect, or if Lessee renders any statement or account which is false in any material respect;

             (ii) If any rent or other monetary sum due under this Lease is not paid within five days from the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, Lessor shall not be entitled to exercise its remedies set forth below unless and until Lessor shall have given Lessee notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured;

             (iii) If Lessee fails to pay, prior to delinquency, any taxes, assessments or other charges the failure of which to pay will result in the imposition of a lien against any of the Properties pursuant to Applicable Regulations unless the Lessee is contesting the tax, assessment or other charge in good faith for such Property through appropriate and timely proceedings which could not reasonably be expected to result in any Material Adverse Effect;

             (iv) If Lessee becomes insolvent within the meaning of the Code, files or notifies Lessor that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, hereinafter, an "Action"), becomes the subject of either an involuntary petition under the Code or an involuntary Action which is not dismissed within 90 days after the initiation of such involuntary petition or Action, or is not generally paying its debts as the same become due;

             (v) If Lessee vacates or abandons any of the Properties other than in accordance with the provisions of Section 15;

             (vi) If Lessee fails to observe or perform any of the other covenants, conditions, or obligations of this Lease; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or property of Lessor in immediate jeopardy, and is within the reasonable power of Lessee to promptly cure after receipt of notice thereof, all as determined by Lessor in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until Lessor shall have given Lessee notice thereof and a period of 30 days shall have elapsed, during which period Lessee may correct


                                     28

      or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be corrected or cured within such 30-day period, as determined by Lessor in its reasonable discretion, and Lessee is diligently pursuing a correction or cure of such failure, then Lessee shall have a reasonable period to correct or cure such failure beyond such 30-day period, which shall in no event exceed 90 days after receiving notice of such failure from Lessor except if such cure is for an Environmental Condition and Lessee is diligently pursuing such cure but in no event exceeding 180 days thereafter. If Lessee shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required;

             (vii) If there is an "Event of Default" or a breach or default, after the passage of all applicable notice and cure or grace periods, under any of the Related Leases, any of the Other
      Agreements, or any of the Shoney's Loan Documents; provided, however, that

                    (x) an "Event of Default" or a breach or default,
             after the passage of all applicable notice and cure or grace periods, under any Related Lease or Other Agreement relating to a property for which Lender or an Affiliate of Lender has made a loan to any of the Lessor Entities which has not been the subject of a Securitization, Participation or Transfer shall not constitute an Event of Default under this Lease if the loans secured by the Mortgages have been the subject of a Securitization, Participation or Transfer, and

                    (y) an "Event of Default" or a breach or default,
             after the passage of all applicable notice and cure or grace periods, under any Related Lease or Other Agreement relating to a property for which Lender or an Affiliate of Lender has made a loan to any of the Lessor Entities which has been included in any Loan Pool shall not constitute an Event of Default under this Lease if the loans secured by the Mortgages have been included in any other Loan Pool;

             (viii) If there is an "Event of Default" or a breach or default, after the passage of all applicable notice and cure or grace periods, under any of the Lessee Loan Documents; provided, however, that

                    (x) an "Event of Default" or a breach or default,
             after the passage of all applicable notice and cure or grace periods, under any Lessee Loan Document relating to a property for which Lender or an Affiliate of Lender has made a loan to Lessee which has not been the subject of a Securitization, Participation or Transfer shall not constitute an Event of Default under this Lease if the loans secured by the Mortgages have been the subject of a Securitization, Participation or Transfer, and

                    (y) an "Event of Default" or a breach or default,
             after the passage of all applicable notice and cure or grace periods, under any Lessee Loan Document relating to a property for which Lender or an Affiliate of Lender has made a loan to Lessee which has been included in any Loan Pool shall not constitute an Event of


                                    29

             Default under this Lease if the loans secured by the Mortgages have been included in any other Loan Pool; or

             (ix) If a final, nonappealable judgment is rendered by a court against Lessee which has any Material Adverse Effect or is in the amount of $250,000.00 or more, and in either event is not discharged or provision made for such discharge within 60 days from the date of entry thereof.

      B. Upon the occurrence and continuance of an Event of Default, with or without notice or demand, except the notice prior to default required under certain circumstances by Section 23.A above or such other notice as may be required by statute and cannot be waived by Lessee (all other notices being hereby waived), Lessor shall be entitled to exercise, at its option, concurrently, successively, or in any combination, all remedies available at law or in equity, including without limitation, any one or more of the following as well as the applicable remedies set forth on the attached
Schedule I:

             (i) To terminate this Lease, whereupon Lessee's right to possession of the Properties shall cease and this Lease, except as to Lessee's liability, shall be terminated.

             (ii)   To exercise Lessor's rights under the License
      Agreement.

             (iii) To reenter and take possession of any or all of the Properties, any or all Personalty located on or at any or all of the Properties in which Lessor shall have a landlord's lien and/or security interest, and, to the extent permissible, all franchises, licenses, area development agreements, permits and other rights or privileges of Lessee pertaining to the use and operation of any or all of the Properties and to expel Lessee and those claiming under or through Lessee, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. No notice from Lessor hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Lessor to terminate this Lease unless such notice specifically so states. If Lessee shall, after default, voluntarily give up possession of any of the Properties to Lessor, deliver to Lessor or its agents the keys to any of the Properties, or both, such actions shall be deemed to be in compliance with Lessor's rights and the acceptance thereof by Lessor or its agents shall not be deemed to constitute a termination of this Lease. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

             (iv) To seize all Personalty located on or at any or all of the Properties, in which Lessor shall have a landlord's lien and/or security interest, and to dispose thereof in accordance with the laws prevailing at the time and place of such seizure or to remove all or any portion of such property and cause the same to be stored in a public warehouse or elsewhere at Lessee's sole expense, without becoming liable for any loss or damage resulting therefrom and without resorting to legal or judicial process, procedure or action.


                                    30

             (v) To relet any or all of the Properties or any part thereof for such term or terms (including a term which extends beyond the original Lease Term), at such rentals and upon such other terms as Lessor, in its sole discretion, may determine, with all proceeds received from such reletting being applied to the rental and other sums due from Lessee in such order as Lessor may, in it sole discretion, determine, which other sums include, without limitation, all repossession costs, brokerage commissions, attorneys' fees and expenses, employee expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting. Lessor reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Lessee written notice thereof, in which event this Lease will terminate as specified in said notice.

             (vi) (x) To recover from Lessee all rent and other monetary sums then due and owing under this Lease, and (y) to accelerate and recover from Lessee all rent and other monetary sums scheduled to become due and owing under this Lease after the date of such breach for the entire original scheduled Lease Term.

             (vii) To recover from Lessee all costs and expenses, including reasonable attorneys' fees, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, paid or incurred by Lessor as a result of such breach, regardless of whether or not legal proceedings are actually commenced. Upon Lessee's request, Lessor shall provide Lessee with supporting documentation for such costs and expenses.

             (viii) To immediately or at any time thereafter, and with or without notice, at Lessor's sole option but without any obligation to do so, correct such breach or default and charge Lessee all costs and expenses incurred by Lessor therein. Any sum or sums so paid by Lessor, together with interest at the Default Rate shall be deemed to be Additional Rental hereunder and shall be immediately due from Lessee to Lessor. Any such acts by Lessor in correcting Lessee's breaches or defaults hereunder shall not be deemed to cure said breaches or defaults or constitute any waiver of Lessor's right to exercise any or all remedies set forth herein.

             (ix) To immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Lessee held by Lessor under this Lease against any sum owing by Lessee hereunder.

             (x) To seek any equitable relief available to Lessor, including, without limitation, the right of specific performance.

      All powers and remedies given by this Section 23.B to Lessor, subject to applicable law, shall be cumulative and not exclusive of one another or of any other right or remedy or of any other powers and remedies available to Lessor under this Lease, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements of Lessee contained in this Lease, and no delay or omission of Lessor to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any other or subsequent Event of Default or impair any rights or remedies consequent thereto. Every power and remedy given by this Section 23.B or


                                    31

by law to Lessor may be exercised from time to time, and as often as may be deemed expedient, by Lessor, subject at all times to Lessor's right in its sole judgment to discontinue any work commenced by Lessor or change any course of action undertaken by Lessor.

      If Lessee shall fail to observe or perform any of its obligations under this Lease or in the event of an emergency, then, without waiving any Event of Default which may result from such failure or emergency, Lessor may, but without any obligation to do so, take all actions, including, without limitation, entry upon any or all of the Properties to perform Lessee's obligations, immediately and without notice in the case of an emergency and upon five Business Days' prior written notice to Lessee in all other cases. All expenses incurred by Lessor in connection with performing such obligations, including, without limitation, reasonable attorneys' fees and expenses, together with interest at the Default Rate from the date any such expenses were incurred by Lessor until the date of payment by Lessee, shall constitute Additional Rental and shall be paid by Lessee to Lessor upon demand.

      24. LIENS; MORTGAGES, SUBORDINATION AND ATTORNMENT. Lessor's interest in this Lease and/or any of the Properties shall not be subordinate to any liens or encumbrances placed upon any of the Properties by or resulting from any act of Lessee, and nothing herein contained shall be construed to require such subordination by Lessor. Lessee shall keep the Properties free from any liens for work performed, materials furnished or obligations incurred by Lessee. NOTICE IS HEREBY GIVEN THAT EXCEPT AS PERMITTED BY THIS LEASE, LESSEE IS NOT AUTHORIZED TO PLACE OR ALLOW TO BE PLACED ANY LIEN, MORTGAGE, DEED OF TRUST, DEED TO SECURE DEBT, SECURITY INTEREST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF ANY OF THE PROPERTIES OR LESSEE'S LEASEHOLD INTEREST THEREIN OR THE PERSONALTY, AND ANY SUCH PURPORTED TRANSACTION SHALL BE VOID. FURTHERMORE, ANY SUCH PURPORTED TRANSACTION EXCEPT AS PERMITTED BY THIS LEASE SHALL BE DEEMED A TORTIOUS INTERFERENCE WITH LESSOR'S RELATIONSHIP WITH LESSEE AND LESSOR'S OWNERSHIP OF THE PROPERTIES.

      This Lease at all times shall automatically be subordinate to the Mortgages and to the lien of any and all ground leases, mortgages, deeds to secure debt and trust deeds now or hereafter placed upon any of the Properties by Lessor, and Lessee covenants and agrees to execute and deliver, upon demand, such further instruments subordinating this Lease to the lien of the Mortgages and any or all such ground leases, mortgages, deeds to secure debt or trust deeds as shall be desired by Lessor, or any present or proposed mortgagees or lenders under deeds to secure debt or trust deeds, upon the condition that (a) Lessee shall have the right to remain in possession of the Properties under the terms of this Lease, notwithstanding any default in the Mortgages or any or all such mortgages, deeds of trust or trust deeds or after foreclosure of any or all such Mortgages, mortgages, deeds of trust or trust deeds, so long as no Event of Default then exists and (b) the holders of the Mortgages and any and all mortgages, deeds of trust or trust deeds now or hereafter placed upon any of the Properties by lessor execute an agreement substantially in the form attached to this Lease as Exhibit B in recordable form wherein the holder(s) of said indebtedness agree not to disturb Lessee's possession, deprive Lessee of any rights or increase Lessee's obligations under this lease ("Non-Disturbance and Attornment


                                    32

Agreement"). The Non-Disturbance and Attornment Agreement shall provide that the mortgagee, beneficiary or trustee named in such mortgage, deed of trust or trust deed shall, subject to the terms of this Section 24, recognize this Lease and acknowledge that, so long as no Event of Default then exists, a foreclosure or acceptance of a deed in lieu of foreclosure or the exercise of any other rights under such mortgage, deed of trust or trust deed shall not extinguish or otherwise diminish or disturb the rights of Lessee as set forth in this lease. If any mortgagee, receiver, Lender or other secured party elects to have this lease and the interest of Lessee hereunder be superior to any of the Mortgages or any such mortgage, deed of trust or trust deed and evidences such election by notice given to Lessee, then this Lease and the interest of Lessee hereunder shall be deemed superior to any such Mortgage, mortgage, deed of trust or trust deed, whether this Lease was executed before or after such Mortgage, mortgage, deed of trust or trust deed and in that event such mortgagee, receiver, Lender or other secured party shall have the same rights with respect to this Lease as if it had been executed and delivered prior to the execution and delivery of such Mortgage, mortgage, deed of trust or trust deed and had been assigned to such mortgagee, receiver, Lender or other secured party.

      Although the foregoing provisions shall be self-operative and no future instrument of subordination shall be required, upon request by Lessor, Lessee shall execute and deliver whatever instruments may be required for such purposes, and in the event Lessee fails so to do within 10 Business Days after demand, such failure shall be an Event of Default.

      Lessee shall give written notice to any lender of Lessor having a recorded lien upon any of the Properties or any part thereof of which Lessee has been notified of any breach or default by Lessor of any of its obligations under this Lease simultaneously with the giving of such notice to Lessor, and Lessee shall give such lender at least 60 days beyond any notice period to which Lessor might be entitled to cure such default before Lessee may exercise any remedy with respect thereto. Upon request by Lessor, Lessee shall also provide Lessee's most recent audited financial statements to Lessor or any such lender and certify the continuing accuracy of such financial statements in such manner as Lessor or such lender may request.

      25. AMENDED AND RESTATED MASTER LEASE. At the request of Lessor, Lessor and Lessee shall amend and restate this Lease and such of the other Conversion Option Leases (as defined in the Loan Agreement) for which Lender shall have exercised its Conversion Option (as defined in the Loan Agreement) pursuant to an amended and restated master lease (the "Amended and Restated Master Lease). The Amended and Restated Master Lease shall be executed effective as of the date of the completion of the Conversion (as defined in the Notes) and shall be substantially in the form of this Lease, except that the "Base Annual Rental" payable under the Amended and Restated Master Lease shall equal the sum of the Base Annual Rental payable under this Lease and the "Base Annual Rental" payable under the other Conversion Option Leases. Lessee agrees to take such additional actions and execute such additional documents as Lessor may reasonably require with respect to the execution and delivery of the Amended and Restated Master Lease.

      26. ESTOPPEL CERTIFICATE. A. At any time, and from time to time, Lessee shall, promptly and in no event later than 10 Business Days after a request from Lessor or Lender, execute, acknowledge and deliver to Lessor or Lender a certificate in the form supplied by


                                    33

Lessor, Lender or any present or proposed mortgagee or purchaser designated by Lessor, certifying: (i) that Lessee has accepted the Properties (or, if Lessee has not done so, that Lessee has not accepted the Properties, and specifying the reasons therefor); (ii) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (iii) the commencement and expiration dates of the Lease Term, including the terms of any extension options of Lessee; (iv) the date to which the rentals have been paid under this Lease and the amount thereof then payable; (v) whether there are then any existing defaults by Lessor in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (vi) that no notice has been received by Lessee of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (vii) the capacity of the Person executing such certificate, and that such Person is duly authorized to execute the same on behalf of Lessee; (viii) that neither Lessor nor Lender has actual involvement in the management or control of decision making related to the operational aspects or the day-to-day operations of the Properties; and (ix) any other information reasonably requested by Lessor, Lender or such present or proposed mortgagee or purchaser. If Lessee shall fail or refuse to sign a certificate in accordance with the provisions of this Section within 10 Business Days following a request by Lessor, such failure or refusal shall be an Event of Default.

       B. At any time, and from time to time, Lessor shall, promptly and in no event later than 10 Business Days after a request from Lessee, execute, acknowledge and deliver to Lessee a certificate in the form supplied by Lessee certifying: (i) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications), or, if this Lease is not in full force and effect, the certificate shall so specify the reasons therefor; (ii) the commencement and expiration dates of the Lease Term, including the terms of any extension options of Lessee; (iii) the date to which the rentals have been paid under this lease and the amount thereof then payable; (iv) whether there are then any existing defaults by Lessee in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (v) that no notice has been received by Lessor of any default under this Lease which has not been cured, except as to defaults specified in the certificate; (vi) the capacity of the Person executing such certificate, and that such Person is duly authorized to execute the same on behalf of Lessor; (vii) that Lessor has no actual involvement in the management or control of decision making related to the operational aspects or the day-to-day operations of the Properties; and (viii) any other information reasonably requested by Lessee.

       27. ASSIGNMENT. A. If Lender shall succeed to the rights of Lessor as landlord under this Lease, whether through foreclosure of the liens of the Mortgages, exercise of a power of sale, deeds-in-lieu of foreclosure or otherwise, Lender, as lessor, shall have the right to sell or convey all, but not less than all, of the Properties or to assign its right, title and interest as Lessor under this Lease in whole, but not in part. In the event of any such sale or assignment other than a security assignment, Lessee shall attorn to such purchaser or assignee and Lessor shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Lessor contained herein, except for obligations or liabilities accrued prior to such assignment or sale (provided, however, nothing in this Section 26 shall impose liability on Lender or such purchaser or assignee, as lessor, for the obligations of Lessor accruing under this


                                  34

Lease prior to the time Lender or such purchaser or assignee, as the case may be, succeeds to Lessor's rights as lessor under this Lease). Otherwise, and except as permitted pursuant to the Loan Documents, Lessor shall not have the right to sell or convey the Properties or to assign its right, title and interest as lessor under this Lease in whole or in part.

       B. Lessee acknowledges that Lessor has relied both on the business experience and creditworthiness of Lessee and upon the particular purposes for which Lessee intends to use the Properties in entering into this Lease. Without the prior written consent of Lessor:

               (i) Lessee shall not assign, transfer, convey, pledge or mortgage this Lease or any interest therein, whether by operation of law or otherwise;

               (ii) no interest in Lessee shall be assigned, transferred, conveyed, pledged or mortgaged, whether by operation of law or otherwise, including, without limitation, a dissolution of Lessee, provided, however, the foregoing shall not apply to (x) any transfer of stock traded publicly during such period of time that the stock of Lessee is publicly traded or (y) any other transfer of stock that does not result in a change of voting control in Lessee; and

               (iii) except as provided in Sections 15 and 26.C, Lessee shall not sublease all or any part of any of the Properties.

       It is expressly agreed that Lessor may withhold or condition such consent based upon such matters as Lessor may in its reasonable discretion determine, including, without limitation, the experience and creditworthiness of any assignee, the assumption by any assignee of all of Lessee's obligations hereunder by undertakings enforceable by Lessor, payment to Lessor of any rentals owing under a sublease which are in excess of the rentals owing hereunder, the transfer to any assignee of all necessary licenses and franchises to continue operating the Properties for the purposes herein provided, receipt of such representations and warranties from any assignee as Lessor may request, including such matters as its organization, existence, good standing and finances and other matters, whether or not similar in kind. At the time of any assignment of this Lease which is approved by Lessor, the assignee shall assume all of the obligations of Lessee under this Lease pursuant to Lessor's standard form of assumption agreement. No such assignment nor any subleasing of any of the Properties shall relieve Lessee of its obligations respecting this Lease. Any assignment, transfer, conveyance, pledge or mortgage in violation of this paragraph shall be voidable at the sole option of Lessor. Notwithstanding the foregoing, a transaction under (i), (ii) or (iii) above shall not be deemed to have occurred in a corporate reorganization in which Lessee becomes a wholly-owned subsidiary of a new holding corporation having the same shareholders as Lessee immediately before the reorganization (except for changes as a result of ordinary market transactions or the exercise of any dissenters' rights) and pursuant to which no Material Adverse Effect occurs solely as a result of the reorganization.

       C. Notwithstanding the foregoing, but subject to the conditions set forth in the following sentence, Lessee shall have the right at any time without the consent of Lessor or Lender to sublease an aggregate of four (4) of the Properties to qualified franchisees of Lessee. Lessee's


                                    35

right to sublease the Properties as contemplated by the preceding sentence shall be subject to the following conditions:

               (1) no Event of Default shall have occurred and be continuing;

               (2) any such sublease shall be subordinate to this Lease and Lessee shall remain liable under this Lease notwithstanding such sublease; and

               (3) the Properties subject to such subleases shall be used as Permitted Facilities and shall otherwise be operated and maintained in accordance with the terms and conditions of this Lease.

Within 10 Business Days after the execution of each such sublease, Lessee shall provide Lessor with a notice of such sublease and a true, correct and complete copy of the fully executed sublease.

       28. NOTICES. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Lease shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile during the normal business hours of the recipient on a Business Day, but, if not, on the next Business Day, (c) the next Business Day, if delivered by express overnight delivery service, or (d) the fifth Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

       If to Lessee:          Shoney's, Inc.
                              1727 Elm Hill Pike
                              Nashville, Tennessee  37210
                              Attention:     Richard D. Schafstall, Esq.
                                             Senior Vice President and
                                             General Counsel
                              Telephone:     (615) 231-2000
                              Facsimile:     (615) 231-2531

       If to Lessor:          Shoney's Properties Group 1, LLC
                              1727 Elm Hill Pike
                              Nashville, Tennessee 37210
                              Attention:     Michael P. Donahoe
                                             Vice President
                              Telephone:     (615) 231-2000
                              Facsimile:     (615) 231-2461

or to such other address or such other Person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above. No such notices, consents,


                                    36

approvals or other communications shall be valid unless Lender receives a duplicate original thereof at the following address:

                      Dennis L. Ruben, Esq.
                      Executive Vice President, General Counsel and
                      Secretary
                      FFCA Funding Corporation
                      17207 North Perimeter Drive
                      Scottsdale, AZ  85255
                      Telephone:     (480) 585-4500
                      Facsimile:     (480) 585-2226

or to such other address or such other Person as Lender may from time to time specify to Lessor and Lessee in a notice delivered in the manner provided above.

       29. HOLDING OVER. If Lessee remains in possession of any of the Properties after the expiration of the term hereof, Lessee, at Lessor's option and within Lessor's sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay rentals and other sums in the amounts herein provided, except that the Base Monthly Rental shall be automatically doubled, and to comply with all the terms of this Lease; provided, however, that nothing herein nor the acceptance of rent by Lessor shall be deemed a consent to such holding over. Lessee shall defend, indemnify, protect and hold the Indemnified Parties harmless from and against any and all Losses resulting from Lessee's failure to surrender possession upon the expiration of the Lease Term, including, without limitation, any claims made by any succeeding lessee.

       30. LANDLORD'S LIEN/SECURITY INTEREST. Lessee agrees that Lessor shall have a landlord's lien, and additionally hereby separately grants to Lessor a first and prior security interest, in, on and against all Personalty, which lien and security interest shall secure the payment of all rental and other charges payable by Lessee to Lessor under the terms hereof and all other obligations of Lessee to Lessor under this Lease. Lessee further agrees to execute and deliver to Lessor from time to time such financing statements and other documents as Lessor may then deem reasonably appropriate or necessary to perfect and maintain said lien and security interest, and expressly acknowledges and agrees that, in addition to any and all other rights and remedies of Lessor whether hereunder or at law or in equity, Lessor shall have any and all rights and remedies granted a secured party under the Uniform Commercial Code then in effect in the States during the existence of an Event of Default. If Lessee shall fail for any reason to execute any such financing statement or document within 10 Business Days after Lessor's request therefor, then such failure shall be an Event of Default. Lessee covenants to promptly notify Lessor of any changes in Lessee's name and/or organizational structure which may necessitate the execution and filing of additional financing statements (provided, however, the foregoing shall not be construed as Lessor's consent to such changes).

       31. REMOVAL OF PERSONALTY. At the expiration of the Lease Term, and if Lessee is not then in breach hereof, Lessee may remove all Personalty from the Properties. Lessee shall repair any damage caused by such removal and shall leave the Properties broom clean and in good and working condition and repair inside and out subject to ordinary wear and tear. Any property of


                                   37

Lessee left on the Properties on the tenth day following the expiration of the Lease Term shall, at Lessor's option, automatically and immediately become the property of Lessor.

       32. FINANCIAL STATEMENTS. Lessee shall provide Lessor and Lender with copies of each quarterly report on Form 10-Q, Annual Report on Form 10-K and current Report on Form 8-K of Lessee, promptly and in any event within 5 Business Days, after the filing of such reports (if any) with the United States Securities and Exchange Commission. If Lessee ceases to be required to file such reports, or if for any other reason such reports are not filed, with the United States Securities and Exchange Commission, Lessee shall provide Lessor and Lender with the following reports: (i) within 60 days after the end of each of the first 3 fiscal quarters of each fiscal year of Lessee, copies of the unaudited consolidated balance sheets of Lessee and its consolidated subsidiaries as at the end of the fiscal quarter of Lessee and the related unaudited statements of earnings and cash flows, in each case for the fiscal quarter and for the period from the beginning of such fiscal year through the end of such fiscal quarter of Lessee, prepared in accordance with GAAP throughout the periods reflected therein and certified (subject to year end adjustments and the omission of footnotes) by the chief financial officer or chief accounting officer of Lessee, and (ii) as soon as possible and in any event within 120 days after the end of each fiscal year of Lessee, a copy of the audited consolidated balance sheet of Lessee and its consolidated subsidiaries as at the end of that fiscal year and the related statements of earnings, stockholders' equity and cash flows of Lessee and its consolidated subsidiaries for that fiscal year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year of Lessee and prepared in accordance with GAAP throughout the periods reflected therein, certified by a firm of independent certified public accountants selected by Lessee. In the event that Lessee's property and business at the Properties is ordinarily consolidated with other business for financial statement purposes, separate non-GAAP statements shall be prepared showing the sales, profits and losses, assets and liabilities pertaining to each of the Properties with the basis for allocation of overhead or other charges being clearly set forth.

       33. FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, or Casualty beyond the control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other monies to be paid by Lessee pursuant to this Lease and any indemnification obligations imposed under this Lease.

       34. TIME IS OF THE ESSENCE. Time is of the essence with respect to each and every provision of this Lease in which time is a factor.

       35. LESSOR'S LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that (i) there shall be absolutely no personal liability on the part of Lessor, its successors or assigns and the trustees, members, partners, shareholders, officers, directors, employees and agents of Lessor and its successors or assigns, to Lessee with respect to any of the terms, covenants and conditions of this Lease, (ii) Lessee waives all claims, demands and causes of action against the trustees, members, partners, shareholders, officers, directors, employees and agents of Lessor and its successors or assigns in the event of any breach by Lessor of any of the


                                   38

terms, covenants and conditions of this Lease to be performed by Lessor, and
(iii) Lessee shall look solely to the Properties for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, or any other matter in connection with this Lease or the Properties, such exculpation of liability to be absolute and without any exception whatsoever. Subject to the "Carveouts" as hereinafter set forth, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessee, that (i) there shall be absolutely no personal liability on the part of the trustees, members, partners, shareholders, officers, directors, employees and agents of Lessee and its successors or assigns, to Lessor with respect to any of the terms, covenants and conditions of this Lease or the Other Agreements, and (ii) Lessor waives all claims, demands and causes of action against the trustees, members, partners, shareholders, officers, directors, employees and agents of Lessee and its successors or assigns in the event of any breach by Lessee of any of the terms, covenants and conditions of this Lease or the Other Agreements to be performed by Lessee, such exculpation of liability and waiver of claims, however, shall not be applicable and shall be of no force or effect upon the occurrence of any one or more of the following specified circumstances (the "Carveouts"):

       (i) Any fraud or misrepresentation by Lessee under this Lease, any of the other Loan Documents, or any of the Other Agreements;

       (ii) Waste of any of the Properties (which shall be defined to include damage, destruction or disrepair of the Properties caused by a willful act or grossly negligent omission of the Lessee, but to exclude ordinary wear and tear in the absence of gross negligence);

       (iii) Misapplication of proceeds resulting from a Casualty or Taking (each as defined in the Mortgages);

       (iv) Failure of the Lessee to pay directly to Lender all rents, incomes and profits, net of reasonable and customary operating expenses, received in respect of any period when the Loan is in default; and

       (v) The termination or amendment of this Lease or any Related Lease in violation of the terms of this Lease or the Loan Documents.

       36. CONSENT OF LESSOR. (A) Unless specified otherwise herein, Lessor's consent to any request of Lessee may be conditioned or withheld in Lessor's sole discretion. Lessor shall have no liability for damages resulting from Lessor's failure to give any consent, approval or instruction reserved to Lessor, Lessee's sole remedy in any such event being an action for injunctive relief.

       (B) It is understood and agreed that to the extent Lessor is required to obtain the consent, approval, agreement or waiver of Lender with respect to a matter for which Lessor's approval has been requested under this Lease, Lessor shall in no event be deemed to have unreasonably withheld Lessor's consent, approval, agreement or waiver thereof if Lender shall not have given its approval if required.


                                    39

       37. WAIVER AND AMENDMENT. No provision of this Lease shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. No acceptance by Lessor of an amount less than the monthly rent and other payments stipulated to be due under this Lease shall be deemed to be other than a payment on account of the earliest such rent or other payments then due or in arrears nor shall any endorsement or statement on any check or letter accompanying any such payment be deemed a waiver of Lessor's right to collect any unpaid amounts or an accord and satisfaction.

       38. SUCCESSORS BOUND. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of each of the parties hereto.

       39. NO MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not result in a merger of Lessor's and Lessee's estates, and shall, at the option of Lessor, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Lessor of any or all of such subleases or subtenancies.

       40. CAPTIONS. Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof. References to a particular "Section" herein shall mean such Section of this Lease unless specific reference is also made to another instrument, agreement or document.

       41. SEVERABILITY. The provisions of this Lease shall be deemed severable. If any part of this Lease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

       42. CHARACTERIZATION OF RELATIONSHIP OF PARTIES. A. It is the intent of the parties hereto that the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between landlord and tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein. None of the agreements contained herein, is intended, nor shall the same be deemed or construed, to create a partnership between Lessor and Lessee, to make them joint venturers, to make Lessee an agent, legal representative, partner, subsidiary or employee of Lessor, nor to make Lessor in any way responsible for the debts, obligations or losses of Lessee.

       B. Lessor and Lessee acknowledge and warrant to each other that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance. This Lease shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.


                                     40

       43. EASEMENTS. During the Lease Term, Lessor agrees to grant such utility easements on, over, and above any of the Properties as Lessee may reasonably request, provided that such easements will not materially interfere with Lessor's ownership of such Properties.

       44. BANKRUPTCY. A. As a material inducement to Lessor executing this Lease, Lessee acknowledges and agrees that Lessor is relying upon (i) the financial condition and specific operating experience of Lessee and Lessee's obligation to use each of the Properties specifically in accordance with system-wide requirements imposed from time to time on Permitted Facilities, (ii) Lessee's timely performance of all of its obligations under this Lease as to all Properties notwithstanding the entry of an order for relief under the Code for Lessee and (iii) all defaults under this Lease as to all Properties being cured promptly and this Lease being assumed within 60 days of any order for relief entered under the Code for Lessee, or this Lease being rejected within such 60-day period and the Properties surrendered to Lessor.

       Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Lessee hereby agrees that:

               (i) All obligations that accrue under this Lease (including the obligation to pay rent), from and after the date that an Action is commenced shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Lessor;

               (ii) Any and all obligations under this Lease that become due from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;

               (iii) Any extension of the time period within which Lessee may assume or reject this Lease without an obligation to cause all obligations coming due under this Lease from and after the date that an Action is commenced to be performed as and when required under this Lease shall be harmful and prejudicial to Lessor;

               (iv) Any time period designated as the period within which Lessee must cure all defaults and compensate Lessor for all pecuniary losses which extends beyond the date of assumption of this Lease shall be harmful and prejudicial to Lessor;

               (v) Any assignment of this Lease must result in all terms and conditions of this Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of this Lease without the express written consent of Lessor shall be harmful and prejudicial to Lessor;

               (vi) Any proposed assignment of this Lease to an assignee: (a) that will not use the Properties specifically in accordance with a franchise, license and/or area development agreement with the franchisor of Permitted Facilities, or (b) that does not possess financial condition, operating performance and experience characteristics equal to or better than the


                                   41

       financial condition, operating performance and experience of Lessee as of the Effective Date, shall be harmful and prejudicial to Lessor;

               (vii) The rejection (or deemed rejection) of this Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Code, and Lessee stipulates that such automatic stay shall be lifted immediately and possession of the Properties will be delivered to Lessor immediately without the necessity of any further action by Lessor; and

               (viii) This Lease shall at all times be treated as consistent with the specific characterizations set forth in Section
       3 of this Lease, and assumption or rejection of this Lease shall be
       (a) in its entirety, (b) for all of the Properties, and (c) in strict accordance with the specific terms and conditions of this Lease.

       B. No provision of this Lease shall be deemed a waiver of Lessor's rights or remedies under the Code or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Lessee's obligations under this Lease, or to regain possession of the Properties as a result of the failure of Lessee to comply with the terms and conditions of this Lease or the Code.

       C. Notwithstanding anything in this Lease to the contrary, all amounts payable by Lessee to or on behalf of Lessor under this Lease, whether or not expressly denominated as such, shall constitute "rent" for the purposes of the Code.

       D. For purposes of this Section addressing the rights and obligations of Lessor and Lessee in the event that an Action is commenced, the term "Lessee" shall include Lessee's successor in bankruptcy, whether a trustee, Lessee as debtor in possession or other responsible person.

       45. NO OFFER. No contractual or other rights shall exist between Lessor and Lessee with respect to the Properties until both have executed and delivered this Lease, notwithstanding that deposits may have been received by Lessor and notwithstanding that Lessor may have delivered to Lessee an unexecuted copy of this Lease. The submission of this Lease to Lessee shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Lessee to lease or otherwise create any interest on the part of Lessee in the Properties.

       46. OTHER DOCUMENTS. Each of the parties agrees to sign such other and further documents as may be necessary or appropriate to carry out the intentions expressed in this Lease.

       47. ATTORNEYS' FEES. In the event of any judicial or other adversarial proceeding between the parties concerning this Lease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled. In addition, Lessor shall, upon demand, be entitled to all reasonable attorneys' fees and all other costs incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced. References in this Lease to attorneys' fees and/or costs shall mean both the fees and costs of independent counsel


                                    42

retained by a party with respect to the matter and the fees and costs of such party's in-house counsel incurred in connection with the matter.

       48. ENTIRE AGREEMENT. This Lease and any other instruments or agreements referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements except as herein provided. Without limiting the foregoing, Lessee specifically acknowledges that neither Lessor nor any agent, officer, employee or representative of Lessor has made any representation or warranty regarding the projected profitability of the business to be conducted on the Properties. Furthermore, Lessee acknowledges that Lessor did not prepare or assist in the preparation of any of the projected figures used by Lessee in analyzing the economic viability and feasibility of the business to be conducted by Lessee at the Properties.

       49. FORUM SELECTION; JURISDICTION; VENUE; CHOICE OF LAW. Lessee acknowledges that this Lease was substantially negotiated in the State of Arizona, this Lease was executed and delivered in the State of Arizona, all payments under this Lease will be delivered in the State of Arizona (unless otherwise directed by Lessor or its successors) and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Lease, the parties hereto expressly submit to the non-exclusive jurisdiction of all federal and state courts located in the State of Arizona. Lessee and Lessor consent that they may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Lessee and Lessor waive and agree not to assert in any such action, suit or proceeding that they are not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. The creation of this Lease and the rights and remedies of Lessor with respect to the Properties, as provided herein and by the laws of the States, as applicable, shall be governed by and construed in accordance with the internal laws of the States, as applicable, without regard to principles of conflicts of law. With respect to other provisions of this Lease, this Lease shall be governed by the internal laws of the State of Arizona, without regard to its principles of conflicts of law. Nothing contained in this Section shall limit or restrict the right of Lessor or Lessee to commence any proceeding in the federal or state courts located in the states in which the Properties are located to the extent Lessor or Lessee deems such proceeding necessary or advisable to exercise remedies available under this Lease.

       50. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

       51. MEMORANDUM OF MASTER LEASE. Concurrently with the execution of this Lease, Lessor and Lessee are executing the Memorandum to be recorded in the applicable real property records with respect to each of the Properties.

       52. NO BROKERAGE. Lessor and Lessee represent and warrant to each other that they have had no conversation or negotiations with any broker concerning the leasing of the Properties except for Banc of America Securities LLC which is the obligation of Lessee. Each of Lessor and Lessee agrees to protect, indemnify, save and keep harmless the other, against and from all


                                   43

liabilities, claims, losses, costs, damages and expenses, including attorneys' fees, arising out of, resulting from or in connection with their breach of the foregoing warranty and representation.

       53. WAIVER OF JURY TRIAL AND PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES. EACH OF LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE'S USE OR OCCUPANCY OF ANY OF THE PROPERTIES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, EACH OF LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY AND ANY OF SUCH PARTY'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR RESPECTIVE SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY ONE PARTY AGAINST THE OTHER PARTY OR ANY OF SUCH OTHER PARTY'S AFFILIATES, OFFICERS, DIRECTORS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER EACH OF LESSOR AND LESSEE OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

       54. RELIANCE BY LENDER. Lessee acknowledges and agrees that Lender may rely on all of the representations, warranties and covenants set forth in this Lease, that Lender is an intended third-party beneficiary of such representations, warranties and covenants and that Lender shall have all rights and remedies available at law or in equity as a result of a breach of such representations, warranties and covenants, including to the extent applicable, the right of subrogation.

       55. DOCUMENT REVIEW. In the event Lessee makes any request upon Lessor requiring Lessor, Lender or the attorneys of Lessor or Lender to review and/or prepare (or cause to be reviewed and/or prepared) any documents, plans, specifications or other submissions in connection with or arising out of this Lease, then Lessee shall reimburse Lessor or its designee promptly upon Lessor's demand therefor for all out-of-pocket costs and expenses incurred by Lessor in connection with such review and/or preparation plus a reasonable processing and review fee.


                                     44

       56. STATE SPECIFIC PROVISIONS. The provisions and/or remedies which are set forth on Schedule I shall be deemed a part of and included within the terms and conditions of this Lease.












                                     45


       IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the date first above written.

                              LESSOR:

                              SHONEY'S PROPERTIES GROUP 1, LLC, a
                              Delaware limited liability company

                              By:    TPI Properties, Inc., a Tennessee
                                     corporation, its managing member


                              By /s/ Michael P. Donahoe
                                ---------------------------------------
                                     Michael P. Donahoe, Vice President



                              LESSEE:

                              SHONEY'S, INC.,
                              a Tennessee corporation


                              By /s/ Michael P. Donahoe
                                ---------------------------------------
                                     Michael P. Donahoe, Vice President



Lessee's Tax Identification Number

62-0799798

STATE OF ARIZONA      )
                      ) SS.
COUNTY OF MARICOPA    )

       I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Michael P. Donahoe, whose name as Vice President of TPI Properties, Inc., a Tennessee corporation, managing member of SHONEY'S PROPERTIES GROUP 1, LLC, a Delaware limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation, acting in its capacity as such managing member of said limited liability company.

       Given under my hand and official seal this 1st day of September, 2000.

                                     /s/
                                     -----------------------------------
                                     Notary Public
My Commission Expires:



STATE OF ARIZONA      )
                      ) SS.
COUNTY OF MARICOPA    )

       I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Michael P. Donahoe, whose name as Vice President of SHONEY'S, INC., a Tennessee corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

       Given under my hand and official seal this 1st day of September, 2000.

                                     /s/
                                     -----------------------------------
                                     Notary Public
My Commission Expires:




          EXHIBITS AND SCHEDULES OMITTED DUE TO IMMATERIALITY.